Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports First Quarter 2018 Results
Positive new enrollment growth in first quarter 2018

MINNEAPOLIS, May 2, 2018 - Capella Education Company (NASDAQ: CPLA), a leading educational services company, today announced financial results for the three months ended March 31, 2018.

“We are pleased with our start to the year, including positive new enrollment growth continuing into the first quarter of 2018,” said Kevin Gilligan, chairman and chief executive officer. “We continue to make progress on our merger with Strayer Education, Inc. while executing our strategies to deliver the most direct path between learning and employment and maintain our commitment to academic quality.”

Selected Financial Data for the Three Months Ended March 31, 2018

Revenues were $112.0 million in the first quarter of 2018, up 0.2 percent compared to $111.8 million in the first quarter of 2017. Operating income was $17.9 million, compared to $17.6 million for the same period in 2017. The operating margin was 16.0 percent, compared to 15.7 percent in the first quarter 2017. The first quarter 2018 period includes merger transaction costs of $0.5 million for Capella Education Company. Diluted net income per common share from continuing operations was $1.16, compared to $0.94 for the same period in 2017. Merger transaction costs reduced diluted net income per common share from continuing operations for first quarter 2018 by $0.04.

Operating and Segment Highlights

The “Post-Secondary” segment is comprised of Capella University and Sophia Learning; the “Job-Ready Skills” segment consists of Capella Learning Solutions, Hackbright Academy and DevMountain.

Post-Secondary Segment

•	First quarter 2018 revenues were $109.2 million, down 0.3 percent compared to $109.5 million in the same period a year ago.

•
Operating income was $19.4 million, compared to operating income of $20.3 million for the same period in 2017. The operating margin was 17.8 percent in the first quarter 2018, compared to 18.5 percent in the first quarter of 2017. Post-Secondary segment operating results are primarily attributable to Capella University.

•	Capella University new enrollment increased by 1.8 percent compared to first quarter 2017, primarily due to strong performance at the bachelor’s degree level.

•	Total Capella University active enrollment decreased 1.6 percent to 38,181 learners, and early cohort persistence was stable after gains of approximately 22 percent over a period of more than 6 years.

•
FlexPath, Capella University’s fastest-growing offerings, continued to positively impact new and total enrollment in the first quarter 2018, and is now 22 percent of Capella University’s Bachelor’s and Master’s degrees total enrollment.

Job-Ready Skills Segment

•	First quarter 2018 revenues were $2.8 million compared to $2.3 million in the same period of 2017.

•	Operating loss was $1.0 million in the first quarter 2018, compared to a loss of $2.7 million in the first quarter of 2017.

Balance Sheet and Cash Flow

At March 31, 2018, Capella Education Company had cash and marketable securities of $192.7 million, compared to $181.4 million at Dec. 31, 2017, and no debt as of these dates.

Cash provided by operating activities from continuing operations for the three months ended March 31, 2018 was $21.3 million compared to $17.0 million in the same period a year ago.

Dividend and Share Repurchases

A quarterly cash dividend of $0.43 per outstanding share of common stock was declared on Feb. 21, 2018 and paid on April 13, 2018. In addition, a quarterly cash dividend of the same amount was declared on April 30, 2018 and is payable on June 29, 2018.

The Company had $27.0 million of share repurchase authorization remaining at March 31, 2018. No shares were repurchased in the first quarter of 2018.

2018 Goals and Outlook

The Company’s goal for 2018 is to deliver continued revenue growth. To achieve this goal, annual new enrollment growth will be needed in a continuing volatile enrollment environment, as well as stable or improving early cohort persistence and continued revenue growth in the Job-Ready Skills segment. In addition, the Company is managing the Job-Ready Skills segment to be less dilutive in 2018 and expects the annual tax rate to be slightly above 25 percent.

Merger Update

As announced on Oct. 30, 2017, Capella Education Company and Strayer Education, Inc. (“Strayer”) (NASDAQ:STRA) agreed to combine in an all-stock merger of equals transaction, creating a national leader in education innovation. As previously disclosed, on Nov. 22, 2017, the U.S. Federal Trade Commission granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, on Jan. 19, 2018, the Company and Strayer announced that shareholders of both companies voted to approve the proposals to effect the merger. The proposed merger remains subject to the satisfaction of customary closing conditions, including approvals by State regulators and relevant accreditation bodies. By letter dated Feb. 26, 2018, the Department of Education issued the results of its preacquisition review of the proposed change in ownership of Capella. That letter confirms that, subject to submission of additional documents following the closing, the University will have uninterrupted participation in the Title IV Programs while the Department of Education completes its review of the relevant documentation. Capella Education Company and Strayer continue to expect that the merger will close in the third quarter of 2018. Following the completion of the merger, Strategic Education, Inc. will be the corporate entity under which both Capella University and Strayer University will continue to operate as independent and separately accredited institutions.

Conference Call

In light of the pending merger, the Company will not be providing financial guidance or hold an investor conference call.

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, gainful employment, return of Title IV funds, borrower defenses to repayment, financial responsibility standards, state authorization, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; successfully defending litigation and other claims; any governmental action or review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, the Minnesota Office of Higher Education or other state or federal regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; improving our conversion rate and effectively optimizing our marketing strategy and spend; successfully managing our learner success, doctoral enrollment and degree completion efforts; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; successfully growing acquisitions and new business lines; and managing risks associated with the overall competitive environment and general economic conditions. The company also faces risks and uncertainties relating to the proposed merger transaction with Strayer Education, Inc., including the ability to satisfy the conditions to consummation of the merger; the risk that required governmental and regulatory approvals may delay the merger transaction or result in the imposition of conditions that could cause the parties to abandon the merger transaction or materially impact the financial benefits of the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and anticipated synergies from the merger transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed merger transaction making it more difficult to maintain relationships with learners, employers, employees or suppliers; the diversion of management time on merger-related issues and the risk of shareholder class action lawsuits against the company, its management team and board of directors.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) and any updates or developments described in our Quarterly Reports on Form 10-Q, or other documents the company files with the SEC.

About Capella Education Company

Capella Education Company (http://www.capellaeducation.com) is an educational services company that provides access to high-quality education through online postsecondary degree programs and job-ready skills offerings needed in today’s market. Capella’s portfolio of companies is dedicated to closing the skills gap by providing the most direct path between learning and employment.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of March 31, 2018	As of December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,077	$106,566
Marketable securities, current	43,167	45,226
Accounts receivable, net of allowance of $8,187 at March 31, 2018 and $7,979 at December 31, 2017	23,798	22,733
Prepaid expenses and other current assets	9,491	9,523
Total current assets	194,533	184,048
Marketable securities, non-current	31,457	29,570
Property and equipment, net	35,915	35,961
Goodwill	13,477	13,477
Intangibles, net	3,240	3,402
Deferred income taxes	1,932	2,839
Other assets	10,234	9,724
Total assets	$290,788	$279,021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,607	$2,281
Accrued liabilities	28,365	26,619
Dividends payable	5,302	5,228
Deferred revenue	15,789	13,849
Total current liabilities	51,063	47,977
Deferred rent	12,127	12,365
Other liabilities	2,612	3,288
Total liabilities	65,802	63,630
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000, Issued and Outstanding shares — 11,659 at March 31, 2018 and 11,635 at December 31, 2017	117	116
Additional paid-in capital	128,655	127,804
Accumulated other comprehensive loss	(210)	(110)
Retained earnings	96,424	87,581
Total shareholders’ equity	224,986	215,391
Total liabilities and shareholders’ equity	$290,788	$279,021

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Revenues	$111,967	$111,788
Costs and expenses:
Instructional costs and services	48,432	48,412
Marketing and promotional	28,016	27,525
Admissions advisory	7,192	7,663
General and administrative	9,879	10,587
Merger-related costs	522	—
Total costs and expenses	94,041	94,187
Operating income	17,926	17,601
Other income, net	496	107
Income from continuing operations before income taxes	18,422	17,708
Income tax expense	4,575	6,537
Income from continuing operations	13,847	11,171
Income from discontinued operations, net of tax	—	95
Net income	$13,847	$11,266
Basic net income per common share:
Continuing operations	$1.19	$0.97
Discontinued operations	—	—
Basic net income per common share	$1.19	$0.97
Diluted net income per common share:
Continuing operations	$1.16	$0.94
Discontinued operations	—	—
Diluted net income per common share	$1.16	$0.94
Weighted average number of common shares outstanding:
Basic	11,645	11,559
Diluted	11,950	11,936
Cash dividend declared per common share	$0.43	$0.41

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Operating activities
Net income	$13,847	$11,266
Income from discontinued operations, net of tax	—	95
Income from continuing operations	13,847	11,171
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	2,604	2,416
Depreciation and amortization	4,845	5,126
Amortization of investment discount/premium, net	292	471
Impairment of property and equipment	—	367
Loss on disposal of property and equipment	1	3
Share-based compensation	1,751	1,274
Deferred income taxes	938	894
Changes in operating assets and liabilities
Accounts receivable	(3,669)	(2,244)
Prepaid expenses and other current assets	375	(2,366)
Accounts payable and accrued liabilities	(1,062)	(6,168)
Income taxes payable	(414)	3,901
Deferred rent	(238)	(367)
Deferred revenue	2,020	2,569
Net cash provided by operating activities - continuing operations	21,290	17,047
Net cash provided by operating activities - discontinued operations	—	95
Net cash provided by operating activities	21,290	17,142
Investing activities
Capital expenditures	(3,706)	(5,782)
Investment in partnership interests	(426)	(292)
Purchases of marketable securities	(12,051)	(14,809)
Maturities of marketable securities	11,800	10,540
Net cash used in investing activities - continuing operations	(4,383)	(10,343)
Net cash provided by investing activities - discontinued operations	—	3,243
Net cash used in investing activities	(4,383)	(7,100)
Financing activities
Net proceeds for exercise of stock options	220	1,081
Taxes paid for restricted stock units	(618)	(828)
Payment of dividends	(4,997)	(4,733)
Net cash used in financing activities - continuing operations	(5,395)	(4,480)
Effect of foreign exchange rates on cash	(1)	2
Net increase in cash and cash equivalents	11,511	5,564
Cash and cash equivalents at beginning of period	106,566	93,570
Cash and cash equivalents at end of period	$118,077	$99,134
Supplemental disclosures of cash flow information
Income taxes paid	$4,127	$1,714
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$1,311	$1,102
Declaration of cash dividend to be paid	5,090	4,813

CAPELLA EDUCATION COMPANY
Segment Reporting
(In thousands)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Revenues
Post-Secondary	$109,185	$109,481
Job-Ready Skills	2,782	2,307
Consolidated Revenues	$111,967	$111,788
Operating income (loss)
Post-Secondary	$19,444	$20,251
Job-Ready Skills	(996)	(2,650)
Merger-related costs	(522)	—
Consolidated operating income	17,926	17,601
Other income, net	496	107
Income from continuing operations before income taxes	$18,422	$17,708

Note: The summary of financial information by reportable segment above excludes the results of operations for Arden University, which are presented as discontinued operations in our Consolidated Statements of Income.

CAPELLA UNIVERSITY
Other Information

	March 31,
Capella University Enrollment by Degree (a):	2018	2017	% Change
Doctoral	9,170	9,326	(1.7)%
Master's	17,734	18,293	(3.1)%
Bachelor's	10,188	10,100	0.9%
Other	1,089	1,083	0.6%
Total	38,181	38,802	(1.6)%

(a) Enrollment in the table above includes learners who are actively enrolled during the last month of the quarters ended March 31, 2018 and 2017, respectively.